Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Provides July 2020 Business Update; Reaffirms 2020 Outlook

Increasing Capacity at North Little Rock Facility to Position Rail Business for Market Share Gains

PITTSBURGH, August 25, 2020 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported its regularly scheduled monthly business update and will conduct a conference call and related webcast at 11:00 a.m. Eastern Time.  This is part of an ongoing series to share recent developments and highlight strategic initiatives to the investment community.  The company plans to issue its next monthly business update on September 22, 2020, and will conduct a conference call with the investment community on that day, which will be broadcast live on www.koppers.com, with a replay to be made available.

As previously announced, Koppers is in the process of consolidating its treating footprint by ceasing production activities at its facility located in Denver, Colorado.  The company expects to discontinue production activities at the Denver facility by August 31, 2020 as it begins transitioning the Denver production volumes to its facility in North Little Rock, Arkansas.  The anticipated future investments of approximately $23 million over two years will serve to modernize equipment and processes that are near end-of-life, while adding treating capacity that will position its Railroad Products and Services business for future growth.  The investments will be funded primarily through proceeds from the sale of the Denver facility and further supported by tax and economic incentives from the State of Arkansas.

July Sales by Business Segment

For July 2020, consolidated sales were $147.4 million compared to $151.3 million in the prior year period, representing a decrease of $3.9 million, or 2.6 percent.  The decrease was driven by lower sales from Carbon Materials and Chemicals (CMC) and Railroad and Utility Products and Services (RUPS), partially offset by higher sales from Performance Chemicals (PC).  Sales for the month declined from prior year mostly due to a lower year-over-year contribution from the CMC business as sales shifted from July to August due to an outage at its facility in the U.S. and lower overall demand due to the pandemic.  Also, the RUPS segment reported slightly lower year-over-year sales primarily driven by weaker demand from the commercial crosstie market.  By contrast, the PC business continued to see strong demand for residential wood treatment preservatives as well as industrial wood treating activities primarily in the United States, while international markets delivered a record sales month.

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Sales for RUPS of $66.8 million decreased by $1.9 million, or 2.8 percent, compared to sales of $68.7 million in the prior year month.  Crosstie volumes were modestly lower than prior year, primarily due to lower activity in the commercial market; however, this was partially offset by year-over-year improvements in the Australian business, as well as increased activities in its maintenance-of-way businesses.

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Sales for PC of $50.9 million increased by $7.5 million, or 17.3 percent, compared to sales of $43.4 million in the prior year month.  The sales increase was driven by strong demand for residential decking as a result of increased focus on home repair and remodel projects during the pandemic, primarily in the United States with sales outside of North America reaching a record high in July due to pent up demand brought on by several months of restricted activity due to the pandemic.

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Sales for CMC of $29.7 million decreased by $9.5 million, or 24.2 percent, compared to sales of $39.2 million in the prior year month. The year-over-year decrease was associated with sales shifting from July to August as a result of the outage at its facility in Stickney, Illinois, as well as lower end market demand globally.  Beginning in 2020, Koppers (Jiangsu) Carbon Chemical Company Limited (KJCC) results are classified as discontinued operations for the current year, as well as the comparable period in 2019 due to its pending divestiture.

President and CEO Leroy Ball said, “I’m pleased with the start of our third quarter showing sales similar to 2019.  Residential lumber sales continue to outstrip demand for treated lumber and treating chemicals as we continue to do all we can to catch up.  We currently have several plans in progress to address the chemical shortage in the short and long-term, and expect that PC customers will begin seeing some relief before the end of the third quarter.”

Mr. Ball continued, “While both RUPS and CMC finished July behind 2019 sales, all but the North America CMC sales were within expectations.  The Stickney outage resulted in CMC sales being lower than expected, but most should be recaptured in August as sales orders got pushed out.  Overall, July held together well in what continues to be a very challenging operating environment.”

2020 Outlook

Although the worldwide effects of the COVID-19 pandemic are ongoing, based on current market and customer indications, Koppers continues to expect 2020 sales to be approximately $1.6 billion.  By comparison, sales in 2019 (excluding KJCC) were $1.65 billion.  Accordingly, Koppers expects adjusted EBITDA will be approximately $190 million to $200 million for 2020, compared with adjusted EBITDA of $201 million in the prior year.

The effective tax rate for adjusted net income in 2020 is projected to be approximately 25 percent, compared to the tax rate in 2019, excluding special tax items, of 26 percent and adjusted EPS is forecasted to be in the range of $3.10 to $3.40, compared with adjusted EPS of $3.18 in the prior year.

Mr. Ball commented, “The diversification of our end markets and our classification as an essential business serving other critical industries continues to put us in position to have one of our better years despite the global pandemic that has disrupted many other business models.  The durability and resilience our business has displayed thus far, as we have dealt with this current crisis, only reaffirms the strategy that we deployed five years ago to focus on becoming the global leader in wood preservation technologies.”

Koppers does not provide reconciliations of guidance for adjusted EBITDA and adjusted EPS to comparable GAAP measures, in reliance on the unreasonable efforts exception.  Koppers is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures.  These items include restructuring, impairment, non-cash LIFO charges, acquisition-related costs, and non-cash mark-to-market commodity hedging that are difficult to predict in advance in order to include in a GAAP estimate and may be significant.

Capital expenditures for July 2020 were $4.7 million, compared with $3.1 million in July 2019.  For the year-to-date period ended July 31, 2020, capital expenditures were $31.2 million compared with $21.7 million for the prior year period.  Koppers continues to anticipate investments of $50 million to $60 million in capital expenditures in 2020, which are primarily related to improving the safety and reliability of its existing infrastructure.

Additionally, Koppers plans to reduce debt by approximately $120 million in 2020, which includes and will be contingent on the successful closing of its KJCC divestiture.

Investor Conference Call and Webcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss its business update for July 2020.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 1-833-366-1128 in the United States and Canada, or 1-412-902-6774 for international, Conference ID number 10147448. Participants are requested to access the call at least five minutes before the scheduled start time to complete a brief registration.

The conference call will be broadcast live online at: https://services.choruscall.com/links/koppers200825.html.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

An audio replay will be available approximately two hours after the completion of the call at 1-877-344-7529 for U.S. toll free, 855-669-9658 for Canada toll free, or 1-412-317-0088 for international, Conference ID number 10147448. The recording will be available for replay through November 25, 2020.

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."

For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael Zugay at 412-227-2231 or Quynh McGuire at 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, net debt and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitate comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; the length and extent of economic contraction as a result of the coronavirus (COVID-19) pandemic; disruption in the U.S. and global financial markets; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

Year Ended
December 31, 2019
Net income	$67.4
Interest expense	61.9
Depreciation and amortization	51.4
Depreciation in impairment and restructuring charges	3.2
Income taxes	0.0
Loss from discontinued operations	(3.7)
EBITDA	180.2
Unusual items impacting net income
Impairment, restructuring and plant closure costs	20.4
Non-cash LIFO expense	4.4
Mark-to-market commodity hedging	(3.9)
Total adjustments	20.9
Adjusted EBITDA	$201.1

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

Year Ended
December 31, 2019
Net income attributable to Koppers	$66.6
Unusual items impacting net income
Impairment, restructuring and plant closure costs	25.3
Non-cash LIFO expense	4.5
Mark-to-market commodity hedging	(4.0)
Total adjustments	25.8
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(22.7)
Noncontrolling interests	0.8
Effect on adjusted net income	3.9
Adjusted net income including discontinued operations	70.5
Income from discontinued operations	(3.7)
Adjusted net income attributable to Koppers	$66.8

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

Year Ended
December 31, 2019
Net income attributable to Koppers	$66.6
Adjusted net income attributable to Koppers	$66.8
Denominator for diluted earnings per share (in thousands)	21,068
Earnings per share:
Diluted earnings per share	$3.16
Adjusted earnings per share	$3.18

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